EXHIBIT 99.1

60 Degrees Pharmaceuticals, Inc. Announces 1:12 Reverse Stock Split

Published

Aug 6, 2024 9:26am EDT

WASHINGTON, Aug. 06, 2024 (GLOBE NEWSWIRE) -- 60 Degrees Pharmaceuticals, Inc. (NASDAQ: SXTP; SXTPW) (the “Company”), a pharmaceutical company focused on developing new medicines for infectious diseases, announced today that it will effect a 1-for-12 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.0001 per share (“Common Stock”). The Common Stock will continue to trade on The Nasdaq Capital Market under the existing symbol “SXTP” and will begin trading on a split-adjusted basis when the market opens on August 12, 2024. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 83006G203.

The Reverse Stock Split is primarily intended to bring the Company into compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) $1.00 minimum bid price requirement for maintaining its Nasdaq listing. There is no guarantee the Company will meet the minimum bid price requirement.

On July 16, 2024, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Common Stock at a ratio within the range of 1-for-5 and 1-for-12 with the authority delegated to the Board of the Directors of the Company to determine the exact reverse split ratio and when to file the Certificate of Amendment with the Secretary of State of the State of Delaware. On July 19, 2024, the Company’s Board of Directors approved a 1-for-12 reverse split ratio and on July 30, 2024, the Company filed a Certificate of Amendment to its Certificate of Incorporation to effect the Reverse Stock Split.

The 1-for-12 reverse stock split will automatically combine and convert twelve current shares of the Common Stock into one issued and outstanding new share of Common Stock. Proportional adjustments also will be made to shares underlying outstanding equity awards, warrants and convertible notes, and to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock, preferred stock or any series of preferred stock.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the next whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

The Company’s transfer agent, Equity Stock Transfer, LLC, will serve as the agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action in connection with the Reverse Stock Split.

About 60 Degrees Pharmaceuticals, Inc.

60 Degrees Pharmaceuticals, Inc., founded in 2010, specializes in developing and marketing new medicines for the treatment and prevention of infectious diseases that affect the lives of millions of people. 60 Degrees Pharmaceuticals, Inc. achieved FDA approval of its lead product, ARAKODA® (tafenoquine), for malaria prevention, in 2018. 60 Degrees Pharmaceuticals, Inc. also collaborates with prominent research organizations in the U.S., Australia, and Singapore. The 60 Degrees Pharmaceuticals, Inc. mission has been supported through in-kind funding from the U.S. Department of Defense and private institutional investors including Knight Therapeutics Inc., a Canadian-based pan-American specialty pharmaceutical company. 60 Degrees Pharmaceuticals, Inc. is headquartered in Washington D.C., with a majority-owned subsidiary in Australia. Learn more at www.60degreespharma.com.

The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: there is substantial doubt as to our ability to continue on a going-concern basis; we might not be eligible for Australian government research and development tax rebates; if we are not able to successfully develop, obtain FDA approval for, and provide for the commercialization of non-malaria prevention indications for tafenoquine (ARAKODA® or other regimen) or Celgosivir in a timely manner, we may not be able to expand our business operations; we may not be able to successfully conduct planned clinical trials or patient recruitment in our trials might be slow or negligible; and we have no manufacturing capacity which puts us at risk of lengthy and costly delays of bringing our products to market. More detailed information about the Company and the risk factors that may affect the realization of forward- looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the information contained in our Annual Report on Form 10-K filed with the SEC on April 1, 2024, and our subsequent SEC filings. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:Patrick Gaynespatrickgaynes@60degreespharma.com(310) 989-5666

Source: Sixty Degrees Pharmaceuticals